UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 14, 2015

FULTON FINANCIAL
CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2015, the Fulton Financial Corporation (“Fulton”) Board of Directors elected Ronald H. Spair (“Mr. Spair”), age 59, to the Fulton Board of Directors. He has served as the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (NASDAQ:OSUR), Bethlehem, Pennsylvania, since September 2006, and as Executive Vice President and Chief Financial Officer since November 2001.
Prior to his election, the Fulton Board of Directors determined that Mr. Spair is independent pursuant to NASDAQ and Securities and Exchange Commission rules. Mr. Spair will hold office for a term expiring at Fulton’s annual meeting of shareholders in 2016, and until his successor is elected and qualified. In addition, he will serve as a member of Fulton’s Audit Committee and Human Resources Committee.
There is no arrangement or understanding between Mr. Spair and any other person pursuant to which Mr. Spair was selected as a director. From time to time, Fulton’s subsidiary banks enter into lending and other transactions in the ordinary course of business with certain of Fulton’s executive officers, directors (including, possibly, Mr. Spair), nominees, and their associates, and Fulton expects to have such transactions with these parties in the future. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and transactions with persons not related to Fulton, and do not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Spair will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of Fulton, including awards under Fulton’s 2011 Directors’ Equity Participation Plan and payments for meeting and retainer fees as described in Fulton’s Proxy Statement dated March 24, 2015.
On September 15, 2015, Fulton issued a press release, attached as Exhibit 99.1 and incorporated herein by reference to this Current Report on Form 8-K, to announce the election of Mr. Spair.

Item 9.01 Financial Statements And Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 15, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015	FULTON FINANCIAL CORPORATION
By: /s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President and
General Counsel